UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

                      Date of Report
                      (Date of earliest
                      event reported):                              April 10, 2012

              Regal Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2012, the Compensation Committee of the Board of Directors of Regal Beloit Corporation (the “Company”) approved the participation by Jonathan J. Schlemmer, the Company’s Chief Operating Officer, in the Company’s Target Supplemental Retirement Plan (the “Supplemental Plan”).

The purpose of the Supplemental Plan is to provide replacement income for executives, which is comparable, on a percentage basis, to the retirement income that other employees are entitled to receive and to provide competitive retirement benefits as compared to our peer group of companies.  The Supplemental Plan does this by supplementing retirement income which is lost to higher paid employees due to Social Security caps and IRS-imposed limits on income considered for the Company’s qualified retirement plans.  Under the Supplemental Plan, participants are entitled, upon retirement, to receive a target supplemental retirement benefit. This benefit ensures that a participant receives an annual pension benefit that provides up to a maximum of 60% of compensation replacement by paying a benefit that is equal to two percent of the participant’s average annual earnings, which is comprised of the participant’s base salary (including any base salary that the participant waived) and target annual cash incentives, including annual cash incentives pursuant to the Company’s SVA Cash Incentive Plan, during the final five years of service with the Company, multiplied by the participant’s years of service with the Company (up to a maximum of 30 years), less the participant’s Social Security retirement benefit.

To be eligible to receive benefits under the Supplemental Plan upon termination, a participant must have a minimum of 10 years of continuous service and have reached age 58, or have reached age 65.  For purposes of satisfying the 10 years of service requirement, Mr. Schlemmer is granted prior service credit for his employment with General Electric Company and its affiliates in connection with his transfer of employment to the Company by reason of the acquisition of the General Electric Co. Commercial AC motors business and the General Electric Co. HVAC motors business.

Prior to the approval of his participation in the Supplemental Plan, Mr. Schlemmer was the Company’s only executive officer who participated in the Supplemental Employee Retirement Plan for Salary Level 27 & 30 Employees (the “27/30 Supplemental Plan”), which is designed to provide a supplemental retirement income benefit for certain salary level 27 & 30 employees who were disadvantaged by the freezing of the Marathon Electric Salaried Employees’ Pension Plan at the end of 2008.  For Mr. Schlemmer, the monthly pension benefit payable under the Supplemental Plan will be reduced by the amount payable to Mr. Schlemmer under the 27/30 Supplemental Plan, which reduction is reflected in the terms of the Participation Agreement that Mr. Schlemmer executed in connection with his participation in the Supplemental Plan.

The brief summary of the material provisions of the Supplemental Plan as set forth above is qualified in its entirety by reference to the Supplemental Plan filed as Exhibit 10.1 hereto.  A form of the Participation Agreement that is executed by participants in the Supplemental Plan is filed as Exhibit 10.2 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

10.1
Target Supplemental Retirement Plan for designated Officers and Key Employees, as amended and restated (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 2, 2010).

10.2	Form of Participation Agreement for Target Supplemental Retirement Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date:  April 13, 2012                                                     By:     Peter C. Underwood
   Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
Exhibit Index to Current Report on Form 8-K

Exhibit Number                                Exhibit Description

10.1
Target Supplemental Retirement Plan for designated Officers and Key Employees, as amended and restated (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 2, 2010).

10.2	Form of Participation Agreement for Target Supplemental Retirement Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).